EXHIBIT 10.25
Annual Cash Compensation of Named Executive Officers
The executive officers named in the compensation table in Monsanto’s proxy statement dated Dec. 7, 2009 (the “Named Executive Officers”) have their base salaries determined yearly by the People and Compensation Committee (the “Committee”) of the Board of Directors. It is anticipated that such determinations will occur annually, effective during a pay period in the following January. The Named Executive Officers are all “at will” employees, and do not have written or oral employment agreements other than change of control agreements, the form of which is filed, as required, as an exhibit to reports filed by the Company under the Exchange Act. The Company, upon the approval of the Committee, retains the right to unilaterally decrease or increase the Named Executive Officers’ base salaries at any time.
The Named Executive Officers are eligible to participate in the Company’s annual incentive compensation plans for all regular employees, including executive officers, which provide for cash awards. Summaries of such annual incentive compensation plans are filed as exhibits, as required, to reports filed by the Company under the Exchange Act.
On Oct. 25, 2010, the Committee approved for the Company’s Named Executive Officers, (i) the following base salaries to become effective as of Jan. 10, 2011, and (ii) no annual incentive awards for the 2010 fiscal year.

	Base Salary	Base Salary	FY 2010 Annual
Named Executive Officer	(as of 01/11/10)	(as of 1/10/11)	Incentive Award
Hugh Grant Chairman of the Board, President and Chief Executive Officer	$1,403,780	$1,403,780	$—
Carl M. Casale Executive V.P. and Chief Financial Officer	$590,000	$602,000	$—
Brett D. Begemann Executive Vice President, Seeds & Traits	$540,000	$551,000	$—
Robert T. Fraley, Ph.D. Executive V.P. and Chief Technology Officer	$600,000	$612,000	$—
The Company intends to provide additional information regarding other compensation awarded to the Named Executive Officers in respect of and during the 2010 fiscal year in the proxy statement for its 2011 annual meeting of shareowners, which proxy statement is expected to be filed with the Securities and Exchange Commission in December 2010.